SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

October 17, 2013

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 2.05 Costs Associated with Exit or Disposal Activities
On October 17, 2013, McCormick & Company, Incorporated (the “Company”) announced several projects in the Europe, Middle East and Africa (EMEA) region as part of its Comprehensive Continuous Improvement program (CCI). CCI is the Company’s on-going program to improve productivity and reduce costs throughout the organization. Most of these projects are subject to consultation processes, as appropriate, with the Company’s employees or Works Councils in the region.
In 2009, the Company launched its CCI program, an on-going initiative to improve productivity throughout the organization. Employees throughout the Company have been engaged in this effort and through 2012, have achieved more than $200 million of CCI-related annual cost savings. In 2013, the Company expects to deliver at least $55 million of additional cost savings.
The EMEA region has contributed significantly to the Company’s CCI performance goals. During 2013, additional projects have been identified to further improve productivity and process standardization in this region while supporting its competitiveness and long-term growth. These initiatives include the closure of the Company’s current operation in The Netherlands, where we will use a third party to continue to distribute the Silvo brand, as well as actions intended to streamline selling, general and administrative activities, including the centralization of shared service activity across the region into Poland.
The Company expects to record approximately $27 million of cash and non-cash charges related to the plan with approximately $25 million to be recorded in 2013 and approximately $2 million in 2014. Of the projected $27 million in charges, an estimated two-thirds relate to anticipated employee severance and one-third relates to an expected asset write-down. Total cash expenditures to implement the plan are expected to occur primarily in 2014 and are estimated to be approximately $18 million. The Company expects to complete the implementation of these projects by 2015.
Item 7.01 Regulation FD Disclosure
A copy of the Company’s press release relating to the projects discussed in Item 2.05 above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-looking Information

Certain information contained in this release, including statements concerning expected performance, such as those relating to earnings and cost savings, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” These statements may relate to: the expected results of operations, expected productivity and working capital improvements, expected earnings performance and other financial measures, the expectations of pension and postretirement plan contributions and anticipated charges associated with such plans, and the anticipated cost savings and/or charges associated with the CCI program.
These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by external factors such as damage to our reputation or brand name, business interruptions due to natural disasters or similar unexpected events, actions of competitors, customer relationships and financial condition, the ability to achieve expected cost savings and margin improvements, the successful acquisition and integration of new businesses, fluctuations in the cost and availability of raw and packaging materials, changes in regulatory requirements, and global economic conditions generally, which would include the availability of financing, interest, inflation rates and investment return on retirement plan assets, as well as foreign currency fluctuations, risks associated with our information technology systems, the threat of data breaches or cyber attacks, and other risks described in the Company's filings with the Securities and Exchange Commission.

Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits

The exhibit furnished to this report is noted in Item 7.01 above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Dated: October 17, 2013

By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number                Exhibit Description

99.1	Copy of press release labeled “McCormick Announces Plans to Accelerate CCI Actions in EMEA and Updates Fiscal 2013 Guidance.”